[SEAL OF THE STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

July 30, 1998

KENWICK INDUSTRIES, INC.
2445 E SUMMER BLVD
STE 512
FT LAUD, FL 33304US

Re: Document Number P95000053188

The Articles of Amendment to the Articles of Incorporation for KENWICK, INC. which changed its name to KENWICK INDUSTRIES, INC., a Florida corporation, were filed on July 30, 1998.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H98000014089.

Should you have any question regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Darlene Connell
Corporate Specialist
Division of Corporations                      Letter Number: 098A00040113

                                State of Florida
                                [GRAPHIC OMITTED]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 30, 1998, to Articles of Incorporation for KENWICK, INC. which changed its name to KENWICK INDUSTRIES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000014089. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P95000053188.

                       Given under my hand and the
                       Great Seal of the State of Florida,
                       at Tallahassee, the Capital, this the
                       Thirtieth day of July, 1998

Authentication Code: 098A00040113-073098-P95000053188-1/1


                                 /s/ Sandra B. Mortham
[SEAL]
                                     Sandra B. Mortham
                                     Secretary of State

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  KENWICK, INC.

      Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of KENWICK, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, do hereby certify that pursuant to Written Consent of all of the Directors and a Majority of the Shareholders of the Corporation dated July 27, 1998, the shareholders and Directors approved the following amendment to the Corporation's Articles of Incorporation bearing document number P95000053188, and does hereby certify:

      ARTICLE I of the Articles of Incorporation of this Corporation shall be amended to read as follows:

                                   "ARTICLE I
                                 CORPORATE NAME

      The name of this Corporation shall be: KENWICK INDUSTRIES, INC."

      The foregoing amendment was adopted by a Majority of the shareholders and all of the Directors of the Corporation by Written Consent dated July 27, 1998. The number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

      IN WITNESS WHEREOF, the undersigned, being the President of this Corporation has executed these Articles of Amendment to the Articles of Incorporation as of July 27, 1998.

                                            KENWICK INDUSTRIES, INC.


                                            By: /s/ Kenneth Wulwick
                                               ---------------------------------
                                                Kenneth S. Wulwick, President

Prepared By:

ROXANNE BEILLY FL BAR # 851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
(954) 763-1200

                                 WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                          AND MAJORITY SHAREHOLDERS OF
                                  KENWICK, INC.

      The undersigned, being all of the Directors and Majority Shareholders of Kenwick, Inc., a Florida corporation (the "Corporation"), hereby consent to the corporate actions specified below and adopt the following resolutions by written consent pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act;

      RESOLVED, the Board of Directors and Majority Shareholders hereby approve the filing by the Corporation of Articles of Amendment to its Articles of Incorporation changing the Corporation's name to "Kenwick Industries, Inc." in substantially the form attached hereto and changing the trading symbol of the Corporation's common stock on the Over-The-Counter Bulletin Board; and

      BE IT FURTHER RESOLVED, that the appropriate officers or representatives of the Corporation be and hereby are authorized and directed to execute and deliver any and all documents and to perform any and all acts as they may deem necessary or appropriate in their sole discretion to consummate the actions described herein.

      DATED as of July 27, 1998.


                                              /s/ Kenneth Wulwick
                                              ----------------------------------
                                              Kenneth S. Wulwick, Director


                                              /s/ Ronnie Wulwick
                                              ----------------------------------
                                              Ronnie H. Wulwick, Shareholder
                                              Number of Shares Owned: 1,028,571
                                                                     -----------


                                              /s/ Sheldon Glickman
                                              ----------------------------------
                                              Sheldon Glickman, Director and
                                              Shareholder
                                              Number of Shares Owned: 771,429
                                                                     -----------


                                              /s/ Margaret Nabridge
                                              ----------------------------------
                                              Margaret Nabridge, Director and
                                              Shareholder
                                              Number of Shares Owned: 716,429
                                                                     -----------